Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2014, except for Note 18 (a), (b) and (c), which is as of April 11, 2014, relating to the financial statements of Jumei International Holding Limited, which appears in Jumei International Holding Limited’s Registration Statement (No. 333-195229) on Form F-1 filed on May 12. 2014.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

July 9, 2014